UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2024 ( June 10, 2024)

Battalion Oil Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35467	20-0700684
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Memorial City Plaza 820 Gessner Road, Suite 1100 Houston, TX	77043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 538-0300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock par value $0.0001	BATL	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Fifth Amendment to Merger Agreement

On June 10, 2024, Battalion Oil Corporation, a Delaware corporation (the “Company” or “we”), Fury Resources, Inc., a Delaware corporation (“Parent”), and San Jacinto Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Parent (“Merger Sub”), entered into a Fifth Amendment (the “Fifth Amendment”) to the Agreement and Plan of Merger, dated as of December 14, 2023 (the “Merger Agreement”), by and among the Company, Parent and Merger Sub, as amended by that certain First Amendment to Agreement and Plan of Merger, dated as of January 24, 2024 (the “First Amendment”), the Second Amendment to the Agreement and Plan of Merger, dated as of February 6, 2024 (the “Second Amendment”), the Third Amendment to the Agreement and Plan of Merger, dated as of February 16, 2024 (the “Third Amendment”), and the Fourth Amendment to the Agreement and Plan of Merger, dated as of April 16, 2024 (the “Fourth Amendment”).

On June 10, 2024, at a special meeting of the Company’s board of directors (the “Board”), the Board approved, upon the recommendation of the Special Committee of the Board (the “Special Committee”), the Fifth Amendment to provide additional time for Parent to obtain equity financing to consummate the transactions contemplated by the Merger Agreement.

Pursuant to the Merger Agreement (as amended by the First Amendment), either Parent or the Company has the right to terminate the Merger Agreement if the transactions contemplated by the Merger Agreement are not consummated on or before 11:59 p.m. Central Time on June 12, 2024 (the “Termination Date”). The Fifth Amendment amends the Merger Agreement to extend the Termination Date from 11:59 p.m. Central Time on June 12, 2024 to 11:59 p.m. Central Time on September 12, 2024.

Except as modified by the Fifth Amendment, the terms of the Merger Agreement, the First Amendment, the Second Amendment, the Third Amendment and the Fourth Amendment, in the forms filed as Exhibit 2.1 to the Current Reports on Form 8-K filed by the Company on December 18, 2023, January 24, 2024, February 6, 2024, February 16, 2024 and April 16, 2024, respectively, with the Securities and Exchange Commission (the “SEC”), are unchanged.

The foregoing descriptions of the Merger Agreement, the First Amendment, the Second Amendment, the Third Amendment and the Fourth Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of the Merger Agreement, the First Amendment, the Second Amendment, the Third Amendment and the Fourth Amendment, which were filed as Exhibit 2.1 to the Current Reports on Form 8-K filed by the Company with the SEC on December 18, 2023, January 24, 2024, February 6, 2024, February 16, 2024 and April 16, 2024, respectively.

The foregoing description of the Fifth Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Fifth Amendment, which is filed as Exhibit 2.1 to this Current Report on Form 8-K.

Item 8.01	Other Events

As disclosed in the Company’s Current Report on Form 8-K filed with the SEC on April 29, 2024, Parent failed to deliver binding contracts (each such contract, individually, an “Equity Financing Subscription Agreement”) entered into by Parent or its affiliates, which would provide for equity financing for the transaction that would, when taken together with the aggregate proceeds obtained from other sources of financing available to Parent, be sufficient for Parent to consummate the transactions contemplated by the Merger Agreement and pay all related fees and expenses (such financing, the “Sufficient Financing”, and the contracts evidencing Sufficient Financing, collectively, “Qualifying Additional Financing Documents”) by 5:00 p.m. Central Time on April 26, 2024 (the “Deadline”). Under the terms of the Merger Agreement, the Company has the right to terminate the Merger Agreement as a result of Parent’s failure to deliver Qualifying Additional Financing Documents by the Deadline (the “QAFD Termination Right”).

In addition, as disclosed in the Company’s Current Report on Form 8-K filed with the SEC on May 3, 2024, as of 7:00 a.m. Central Time on May 3, 2024, Parent had provided the Company with Equity Financing Subscription Agreements evidencing agreements by the financing sources party thereto to provide an aggregate amount of equity financing to Parent equal to $160 million (the “Existing Equity Financing Subscriptions”).

As of 7:00 a.m. Central Time on June 11, 2024, Parent has not yet delivered all of the Qualifying Additional Financing Documents evidencing the Sufficient Financing and Parent has not delivered to the Company any additional Equity Financing Subscription Agreements other than those representing the Existing Equity Financing Subscriptions.

The Board and the Special Committee continue to evaluate the Company’s options in light of the failure to deliver the Qualifying Additional Financing Documents by the Deadline. While the Company has the ability to exercise the QAFD Termination Right under the terms of the Merger Agreement, the Board and the Special Committee have determined not to exercise the QAFD Termination Right at this time and to provide Parent additional time to obtain the Sufficient Financing. The Company continues to reserve all of its rights and remedies under the Merger Agreement and applicable law.

Important Information for Investors and Stockholders

This communication is being made in respect of the proposed transaction involving the Company and Parent. In connection with the proposed transaction, the Company intends to file the relevant materials with the SEC, including a proxy statement on Schedule 14A and a transaction statement on Schedule 13e-3 (the “Schedule 13e-3”). Promptly after filing its definitive proxy statement with the SEC, the Company will mail the definitive proxy statement and a proxy card to each stockholder of the Company entitled to vote at the special meeting relating to the proposed transaction. This communication is not a substitute for the proxy statement, the Schedule 13e-3 or any other document that the Company may file with the SEC or send to its stockholders in connection with the proposed transaction. The materials to be filed by the Company will be made available to the Company’s investors and stockholders at no expense to them and copies may be obtained free of charge on the Company’s website at www.battalionoil.com. In addition, all of those materials will be available at no charge on the SEC’s website at www.sec.gov. Investors and stockholders of the Company are urged to read the proxy statement, the Schedule 13e-3 and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed transaction because they contain important information about the Company and the proposed transaction. The Company and its directors, executive officers, other members of its management and employees may be deemed to be participants in the solicitation of proxies of the Company stockholders in connection with the proposed transaction under SEC rules. Investors and stockholders may obtain more detailed information regarding the names, affiliations and interests of the Company’s executive officers and directors in the solicitation by reading the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and the proxy statement, the Schedule 13e-3 and other relevant materials that will be filed with the SEC in connection with the proposed transaction when they become available. Information concerning the interests of the Company’s participants in the solicitation, which may, in some cases, be different than those of the Company’s stockholders generally, will be set forth in the proxy statement relating to the proposed transaction and the Schedule 13e-3 when they become available.

Forward-Looking Statements

All statements and assumptions in this communication that do not directly and exclusively relate to historical facts could be deemed “forward-looking statements.” Forward-looking statements are often identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “may,” “could,” “should,” “forecast,” “goal,” “intends,” “objective,” “plans,” “projects,” “strategy,” “target” and “will” and similar words and terms or variations of such. These statements represent current intentions, expectations, beliefs or projections, and no assurance can be given that the results described in such statements will be achieved. Forward-looking statements include, among other things, statements about the potential benefits of the proposed transaction; the prospective performance and outlook of the Company’s business, performance and opportunities; the ability of the parties to complete the proposed transaction and the expected timing of completion of the proposed transaction; as well as any assumptions underlying any of the foregoing. Such statements are subject to numerous assumptions, risks, uncertainties and other factors that could cause actual results to differ materially from those described in such statements, many of which are outside of the Company’s control. Important factors that could cause actual results to differ materially from those described in forward-looking statements include, but are not limited to, (i) the risk that the proposed transaction may not be completed in a timely manner or at all; (ii) the failure to receive, on a timely basis or otherwise, the required approvals of the proposed transaction by the Company’s stockholders; (iii) the possibility that any or all of the various conditions to the consummation of the proposed transaction may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); (iv) the possibility that competing offers or acquisition proposals for the Company will be made; (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the definitive transaction agreement relating to the proposed transaction, including in circumstances, which would require the Company to pay a termination fee; (vi) the effect of the announcement or pendency of the proposed transaction on the Company’s ability to attract, motivate or retain key executives and employees, its ability to maintain relationships with its customers, suppliers and other business counterparties, or its operating results and business generally; (vii) risks related to the proposed transaction diverting management’s attention from the Company’s ongoing business operations; (viii) the amount of costs, fees and expenses related to the proposed transaction; (ix) the risk that the Company’s stock price may decline significantly if the Merger is not consummated; (x) the risk of shareholder litigation in connection with the proposed transaction, including resulting expense or delay; and (xi) other factors as set forth from time to time in the Company’s filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as may be updated or supplemented by any subsequent Quarterly Reports on Form 10-Q or other filings with the SEC. Readers are cautioned not to place undue reliance on such statements which speak only as of the date they are made. The Company does not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date of this communication or to reflect the occurrence of unanticipated events except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are furnished as part of this Current Report on Form 8-K:

Exhibit No.	Description

2.1	Fifth Amendment to Agreement and Plan of Merger, dated June 10, 2024, by and among Battalion Oil Corporation, Fury Resources, Inc. and San Jacinto Merger Sub, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BATTALION OIL CORPORATION

June 11, 2024	By:	/s/ Matthew B. Steele
	Name:	Matthew B. Steele
	Title:	Chief Executive Officer